================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Team America Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            TEAM AMERICA CORPORATION






                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  MAY 25, 1999

                                       AND

                                 PROXY STATEMENT








================================================================================


                                    IMPORTANT

                      PLEASE MARK, SIGN AND DATE YOUR PROXY
                 AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE

                            TEAM AMERICA CORPORATION
                           110 East Wilson Bridge Road
                              Columbus, Ohio 43085
                                 (614) 848-3995


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  April 15, 1999
To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of TEAM America Corporation will be held at the Clarion Hotel, located at 7007 North High Street, Worthington, Ohio, on Tuesday, May 25, 1999, at 10:00 a.m.
(local time), for the following purposes:

         1. To elect four Class I Directors, each to serve for a two-year term expiring at the 2001 Annual Meeting and until their successors are duly elected and qualified.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on April 2, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Corporation and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

                                           By Order of the Board of Directors,

                                           William W. Johnston
                                           Chairman of the Board of Directors



--------------------------------------------------------------------------------
                     PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
               NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
--------------------------------------------------------------------------------

                            TEAM AMERICA CORPORATION
                           110 East Wilson Bridge Road
                              Columbus, Ohio 43085
                                 (614) 848-3995

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1999
                          -----------------------------

         This Proxy Statement is furnished to the shareholders of TEAM America Corporation (the "Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 25, 1999, and at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement, together with the Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998 ("fiscal 1998"), will be first sent or given to the Corporation's shareholders on or about April 15, 1999.

         The close of business on April 2, 1999 has been fixed as the date of record for those shareholders entitled to vote at the Annual Meeting. The stock transfer books of the Corporation will not be closed. As of April 2, 1999, the Corporation had outstanding and entitled to vote 4,262,880 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote. The Corporation has no other class of capital stock outstanding.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors.

         Under Ohio law, the nominees for election as Directors at the Annual Meeting receiving the greatest number of votes shall be elected. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter.

         Any shareholder giving the enclosed proxy has the power to revoke it at any time before it is voted if notice of revocation is given to the Secretary of the Corporation in writing or at the Annual Meeting. The shares represented by the enclosed proxy will be voted as specified by the shareholders. If no choice is specified, the proxy will be voted FOR the election as Directors of the nominees named herein.

         The cost of soliciting proxies and preparing the proxy materials will be borne by the Corporation. In addition, the Corporation will request securities brokers, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. Proxies may be solicited personally or by telephone or telegram by Directors, officers and employees of the Corporation without additional compensation to them. The Corporation may engage an outside firm to distribute proxy solicitation materials to brokers, banks and other nominees.


                      NOMINATION AND ELECTION OF DIRECTORS

         The number of Directors has been fixed by the Board of Directors of the Corporation at eight. The Board of Directors currently is divided into two classes. Class I has four members and Class II currently has three members. There is currently one vacancy in Class II. The members of the two classes are elected to serve for staggered terms of two years.

         At the Annual Meeting, four Class I Directors will be elected, each to hold office for a term of two years and until a successor is elected and qualified. William W. Johnston, Byron G. McCurdy, S. Cash Nickerson, and M. R. Swartz are nominees (collectively, the "Nominees") for election as Class I Directors at the Annual Meeting, each to hold office for a term of two years until the 2001 Annual Meeting of Shareholders. The terms of Kevin T. Costello, Charles F. Dugan II and Crystal Faulkner (collectively, the "Continuing Directors") expire at the 2000 Annual Meeting of Shareholders.

         All the Nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the Nominees. Although it is anticipated that each Nominee will be available to serve as a Director, should any Nominee be unavailable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

         Listed below are the names of each Nominee and Continuing Director, their ages, the year in which each first became a Director, their principal occupations during the past five years and other directorships, if any, held by them in companies with a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to its periodic reporting requirements. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of equity securities of the Corporation.

                                              CLASS I DIRECTORS
                                    (NOMINEES FOR TERMS EXPIRING IN 2001)

                                    DIRECTOR
        NAME              AGE         SINCE             PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
--------------------     ----      ----------     ---------------------------------------------------------
William W. Johnston       53          1990        Chairman of the Board of Directors of the Corporation
                                                  since 1999; Secretary of the Corporation since 1990;
                                                  outside general counsel to the Corporation since 1989.

M. R. Swartz              59          1991        Restaurant owner/operator.

S. Cash Nickerson         39          1998        Executive Vice President of the Corporation since 1997;
                                                  President of TEAM America of California, Inc., a wholly
                                                  owned subsidiary of the Corporation, since 1997;
                                                  President of Workforce Strategies, Inc., a PEO, from
                                                  1995 to 1997;  CEO of Hazar, Inc. from August 1994
                                                  until February 1995; President of  Heatherton, Ltd., a
                                                  PEO, from October 1993 until July 1994.

Byron G. McCurdy          42          1998        Executive Vice President of the Corporation since 1997;
                                                  President of TEAM America West, Inc., a wholly owned
                                                  subsidiary of the Corporation, since 1997; President of
                                                  Aspen Consulting Group, Inc., a PEO, from 1984 to 1997.

                                             CLASS II DIRECTORS
                                           (TERMS EXPIRE IN 2000)

                                    DIRECTOR
        NAME              AGE         SINCE             PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
--------------------     ----      ----------     ---------------------------------------------------------
KEVIN T. COSTELLO         49          1992        CHIEF EXECUTIVE OFFICER OF THE CORPORATION SINCE 1999;
                                                  PRESIDENT OF THE CORPORATION SINCE 1998; SENIOR VICE
                                                  PRESIDENT OF OPERATIONS AND CHIEF OPERATING OFFICER OF
                                                  THE CORPORATION FROM 1993 TO 1998; VICE PRESIDENT OF
                                                  SALES AND MARKETING OF THE CORPORATION FROM 1991 TO
                                                  1993.

CHARLES F. DUGAN II       59          1994        SECRETARY OF THE CORPORATION SINCE 1999; ASSISTANT
                                                  SECRETARY OF THE CORPORATION FROM 1992 TO 1999; OUTSIDE
                                                  COUNSEL TO THE CORPORATION SINCE 1987. PRIVATE LAW PRACTICE
                                                  SINCE 1990.

CRYSTAL FAULKNER          39          1997        PRINCIPAL IN THE ACCOUNTING FIRM OF RIPPE & KINGSTON,
                                                  CINCINNATI, OHIO SINCE 1991.

       INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
                           AND PRINCIPAL SHAREHOLDERS

MEETINGS, COMMITTEES, AND COMPENSATION OF THE BOARD OF DIRECTORS

         A total of 4 meetings of the Directors of the Corporation were held during fiscal 1998. Each of the Directors attended 75% or more of the meetings of the Directors.

         The Corporation has an Audit Committee and a Compensation Committee. Both such committees were formed by the Board of Directors at its first meeting following the completion of the Corporation's initial public offering in December 1996.

         Audit Committee. The Audit Committee, which consisted of Ms. Faulkner and Messrs. Schilg and Swartz and, as of January 1, 1999, consists of Ms. Faulkner and Messrs. Dugan and Swartz , is charged with the responsibility of reviewing such financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee met once in fiscal 1998.

         Compensation Committee. The Compensation Committee, which consists of Ms. Faulkner and Messrs. Dugan and Johnston, considers and formulates recommendations to the Board with respect to all aspects of compensation to be paid to the executive officers of the Corporation subject to the provisions of the applicable employment agreements, undertakes such evaluations and makes such reports as are required by then applicable rules of the Securities and Exchange Commission and performs and exercises such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee met once during fiscal 1998. See "Report of Compensation Committee."

         In connection with the initial public offering of the Corporation's Common Stock in December 1996, the Corporation granted to each non-employee Director, at the time, an option to purchase 5,000 shares of Common Stock at $12.00 per share, subject to vesting on December 9, 1996. These options are subject to the terms and conditions of the Corporation's 1996 Incentive Stock Plan. On September 3, 1997, the options issued in December 1996 were cancelled and replaced with options to purchase 5,000 shares of Common Stock at $8.50 per share. In addition, Ms. Faulkner was granted an option to acquire 5,000 shares of Common Stock at $8.50 per share. These options expire September 2, 2007.

         Non-employee Directors receive $1,000 for each Board of Directors meeting attended, plus out-of-pocket expenses incurred in connection with attending meetings. Directors who are employees do not receive any separate compensation for their services as Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock as of March 1, 1999, by each person known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Stock, by each Nominee and Continuing Director, by each executive officer named in the Summary Compensation table contained in "Executive Compensation," and by all directors and executive officers as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her.


                                                               PERCENT OF
                                                                SHARES
     NAME AND ADDRESS OF            SHARES BENEFICIALLY       BENEFICIALLY
     BENEFICIAL OWNER (1)         OWNED AT MARCH 1 , 1999       OWNED(2)
--------------------------------  -----------------------     ------------
Richard C. Schilg                          643,264 (3)           15.0%

Kevin T. Costello                          441,900 (4)           10.3%

Anne M. Costello                           373,200 (5)            8.8%

Charles F. Dugan II                         37,200 (6)            *

Crystal Faulkner                             5,500 (6)            *

William W. Johnston                          8,980 (7)            *

M. R. Swartz                                16,960 (6)            *

S. Cash Nickerson                          465,171 (8)           10.6%

Byron G. McCurdy                           403,349 (9)            9.4%

Terry C. McCurdy                           388,304 (10)           9.0%

Michael R. Goodrich                         20,500 (11)           *

All Directors and Executive
Officers as a group (10 Persons)         2,431,128 (12)          53.5%

----------
* Represents less than 1% of the Corporation's outstanding shares of Common Stock.

(1) The address of each of the Directors and Officers listed in the table is 110 East Wilson Bridge Road, Worthington, Ohio 43085.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.

(3) Includes 388,600 shares owned of record by Mr. Schilg over which he has sole voting and investment power and 224,664 shares owned of record by Mr. Schilg and his wife, Judith Schilg, as joint tenants, of which Mr. Schilg shares with his wife voting and investment power. Also, includes 30,000 shares as to which Mr. Schilg has a right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999.

(4) Includes 43,100 shares owned of record by Mr. Costello of which he has the sole voting and investment power and 373,800 shares owned of record by Mr. Costello and his wife, Anne M. Costello, as joint tenants, of which Mr. Costello shares with his wife voting and investment power. Also includes 25,000 shares as to which Mr. Costello has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999.

(5) Includes 373,800 shares owned of record by Mrs. Costello and her husband, Kevin T. Costello, as joint tenants, of which Mrs. Costello shares with her husband voting and investment power. Mrs. Costello disclaims beneficial ownership of the 43,100 shares owned of record by her husband.

(6) Includes 5,000 shares available from the exercise of stock options exercisable within 60 days of March 1, 1999.

(7) Includes 8,680 shares as to which Mr. Johnston has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999.

(8) Includes 138,000 shares as to which Mr. Nickerson has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999 and 84,459 shares held by Los Lobos, Inc., an investment company of which Mr. Nickerson is a majority owner.

(9) Includes 500 shares owned by Mr. McCurdy's minor children as to which Mr. McCurdy retains sole investment and dispositive control. Also includes 31,940 shares as to which Mr. McCurdy has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 1, 1999.

(10) Includes 31,940 shares available from the exercise of stock options exercisable within 60 days of March 1, 1999.

(11) Includes 11,000 shares available from the exercise of stock options exercisable within 60 days of March 1, 1999.

(12) Includes 291,560 shares available from the exercise of stock options exercisable within 60 days of March 1, 1999.

EXECUTIVE OFFICERS

         The following table and biographies set forth information concerning the executive officers of the Corporation, who are elected by the Board of
Directors:


NAME                       AGE      POSITION
----                       ---      --------
Kevin T. Costello          49       President, Chief Executive Officer and Director

Charles F. Dugan II        59       Secretary and Director

Michael R. Goodrich        46       Chief Financial Officer, Vice President of Finance, and Treasurer

William W. Johnston        53       Chairman of the Board of Directors

Byron G. McCurdy           42       Executive Vice President of Government Affairs; President of TEAM America
                                    West, Inc. and Director

S. Cash Nickerson          39       Executive Vice President of Corporate Development, President of TEAM America
                                    of California, Inc. and Director

----------
         Kevin T. Costello has been a Director of the Corporation since 1992, President since 1998 and Chief Executive Officer since 1999. Mr. Costello served as Senior Vice President of Operations and Chief Operating Officer of the Corporation from 1993 to 1998. From 1991 to 1993, Mr. Costello served as Vice President of Sales and Marketing of the Corporation.

         Charles F. Dugan II has been a Director of the Corporation since 1994 and served as Assistant Secretary of the Corporation since 1992 and Secretary since 1999. Mr. Dugan has served as counsel to the Corporation since 1987. From 1970 to 1990, Mr. Dugan was a partner in the law firm of Vorys, Sater, Seymour and Pease located in Columbus Ohio. Mr. Dugan currently practices law in his own firm located in Columbus, Ohio.

         Michael R. Goodrich was appointed Vice President of Finance, Treasurer and Chief Financial Officer of the Corporation on March 31, 1997. Mr. Goodrich was Chief Financial Officer and Secretary of Barefoot Inc. located in Worthington, Ohio from 1991 to March 1997 and was Vice President Finance of Barefoot Grass Lawn Service, Inc. from 1986 to March 1997. From 1974 to 1986, Mr. Goodrich was a Certified Public Accountant in the Columbus, Ohio office of Arthur Andersen & Co.

         William W. Johnston has been a Director of the Corporation since 1990 and served as Secretary of the Corporation from 1990 to 1998 and as general counsel to the Corporation since 1989. Mr. Johnston was named Chairman of the Board in 1999. From 1982 to 1990, Mr. Johnston was a partner in the law firm of Crabbe, Brown, Jones, Potts and Schmidt located in Columbus, Ohio. Mr. Johnston currently practices law in his own firm located in Worthington, Ohio. From 1976 to 1982, Mr. Johnston was the Chairman of the Ohio Industrial Commission.

         S. Cash Nickerson has been Executive Vice President of Corporate Development of the Corporation and President of TEAM America of California, Inc., a wholly owned subsidiary of the Corporation, since September 8, 1997. Mr. Nickerson was the President and founder of Workforce Strategies, Inc. from May 1995 until September 7, 1997. Mr. Nickerson was CEO of Hazar, Inc. from August 1994 until February 1995. He was President of Heatherton, Ltd., a PEO, from October 1993 until July 1994 and he was an associate and then partner with the law firm of Jenner & Block, in Chicago, Illinois from January 1990 until October 1993.

         Byron G. McCurdy has been Executive Vice President of Government Affairs of the Corporation and President of TEAM America West, Inc., a wholly owned subsidiary of the Corporation, since November 1, 1997. Mr. McCurdy was the President and founder of Aspen Consulting Group, Inc. from March 1984 until November 1997.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Corporation and the other executive officers (together, the "Named Executives"), whose total salary and bonus for the last completed fiscal year exceeded $100,000.

                                      SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                              ANNUAL COMPENSATION(1)   COMPENSATION
                                            -------------------------  ------------
                                                                       STOCK OPTIONS    ALL OTHER(4)
Name and Principal Position          YEAR     SALARY         BONUS       # GRANTED      COMPENSATION
---------------------------          ----   -----------   -----------    ----------     ------------
Kevin T. Costello, President and     1998   $308,752(1)       --          50,000          $  8,587
Chief Executive Officer              1997   $266,686(1)   $ 60,000       125,000(3)       $  8,222
                                     1996   $232,210(1)   $138,930(2)     50,000          $  4,558

Richard C. Schilg, Former Chairman   1998   $324,494(1)       --            --            $  8,523
of the Board, President and          1997   $282,431(1)   $ 95,000       150,000(3)       $  8,247
Chief Executive Officer              1996   $241,561(1)   $206,637(2)     50,000          $  4,553

Michael R. Goodrich                  1998   $110,982          --          35,000          $  9,830
Chief Financial Officer (5)          1997   $ 62,320        30,000        55,000          $  3,017
                                     1996       --            --            --                --

S. Cash Nickerson                    1998   $100,000          --            --            $  6,195
Executive Vice President (5)         1997   $ 39,067          --         282,000          $  4,220
                                     1996       --            --            --                --

Byron G. McCurdy                     1998   $150,000          --            --            $  5,181
Executive Vice President (5)         1997   $ 18,750          --         159,702          $    800
                                     1996       --            --            --                --

----------
(1) Includes commissions in the amounts of $115,620 and $115,620 in 1998, $90,553 and $90,553 in 1997 and $144,480 and $100,061 in 1996 paid to
         Messrs. Costello and Schilg, respectively.

(2) Includes payments of $70,000 and $63,000 in February 1997 to Messrs. Schilg and Costello, respectively, based in part on the financial performance of the Corporation in 1996. In accordance with generally accepted accounting principles, these amounts were required to be recognized as expenses in fiscal 1996. See "Report of Compensation Committee" for a further discussion of executive bonuses. Also included are payments of $136,637 and $75,930 in June 1996 of discretionary bonuses to Messrs. Schilg and Costello, respectively. These discretionary bonuses were not related to specific performance criteria for the Corporation in 1995 and accordingly were not required to be expensed until paid in 1996.

(3) Includes the replacement of 50,000 options each for Mr. Schilg and Mr. Costello which were granted in 1996 at $12.00 per share and cancelled on September 3, 1997.

(4) Represents health care insurance premiums paid by the Corporation for the benefit of the indicated Named Executive Officer and the compensatory value of a company provided car.

(5) Dates of employment for the Named Executives are as follows: Mr. Goodrich, March 31, 1997; Mr. Nickerson, September 8, 1997 upon the acquisition of Workforce Strategies, Inc.; Mr. McCurdy, November 1, 1997, upon the acquisition of Aspen Consulting Group, Inc.


STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options granted during fiscal 1998 to the Named Executives.


                                            INDIVIDUAL GRANTS
                      -----------------------------------------------------------------------
                                  PERCENTAGE
                                   OF TOTAL                                   POTENTIAL
                                    OPTIONS                              REALIZABLE VALUE AT
                      NUMBER      GRANTED TO    EXERCISE                 ASSUMED ANNUAL RATES
                        OF        EMPLOYEES      PRICE                     OF STOCK PRICE
                      OPTIONS     IN FISCAL       PER      EXPIRATION       APPRECIATION
NAME                  GRANTED        1998        SHARE       DATE       FOR OPTION TERM(1)(2)
----                  -------     ----------    --------   ----------   ---------------------

                                                                        5%($)          10%($)
                                                                        -----          ------
Kevin T. Costello     50,000         23.82%      $5.375    12/14/08     $169,000       $428,250

Richard C. Schilg       --             --          --         --            --             --

Michael R. Goodrich   35,000         16.67%      $5.375    12/14/08     $118,300       $299,775

S. Cash Nickerson       --             --          --         --            --             --

Byron G. McCurdy        --             --          --         --            --             --

----------
(1) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per share market price at the date of the grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per share exercise price and (b) the number of shares underlying the grant.

(2) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in the Corporation's industry and market area, competition, and economic conditions, over which the optionee may have little or no control.

         In December 1998, the Company granted incentive stock options to purchase a total of 150,500 shares of Common Stock at $5.375 per share and, in May 1998, the Company granted incentive stock options to purchase a total of 4,000 shares of Common Stock at $11.375 per share.

         In connection with employment agreements and other employment arrangements entered into with the employees and key employees of the companies acquired in 1998, non-statutory options to acquire 33,733 shares of Common Stock at $10.00 per share were granted on January 2, 1998 and to acquire 16,667 shares of Common Stock at $14.00 per share were granted on March 1, 1998. These employment-related options vest ratably over a five-year period and expire ten years from the date of grant. Non-statutory options to acquire 5,000 shares of Common Stock at $11.00 per share were granted to a key employee on January 1, 1998.

         All shares of Common Stock issuable upon the exercise of non-statutory options will be unregistered shares which can only be sold pursuant to the requirements of Rule 144.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table sets forth certain information concerning the value of unexercised stock options held as of December 31, 1998 by the Named Executives. No options were exercised by such executive officers during fiscal 1998.



                                                      NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS
                                                               YEAR-END (#)              AT FISCAL YEAR-END ($) (2)
                                                               ------------             ---------------------------
                        SHARES
                      ACQUIRED ON        Value
                     EXERCISE (#)   REALIZED ($) (1)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                     ------------   ----------------    -----------    -------------     -----------    -------------
Kevin T. Costello          0               0               25,000         150,000            $0               $0

Richard C. Schilg          0               0               30,000         120,000            $0               $0

Michael R. Goodrich        0               0               11,000          79,000            $0               $0

S. Cash Nickerson          0               0              138,000         144,000            $0               $0

Byron G. McCurdy           0               0               31,940         127,762            $0               $0

----------
(1) Represents the difference between the per share fair market value on the date of exercise and the per share option exercise price, multiplied by the number of shares to which the exercise relates.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

EMPLOYMENT AGREEMENTS

         Kevin T. Costello. Mr. Costello has executed an employment agreement with the Corporation pursuant to which he has agreed to serve as Senior Vice President of Operations and Chief Operating Officer of the Corporation for a period of three years and, unless terminated in accordance with the provisions therein, on the first day of each month that the agreement is in effect, the remaining term thereof will be automatically extended for one additional month. Under the terms of the agreement, Mr. Costello receives an annual base salary which was increased 5% to $183,750 in 1998, plus incentive compensation in an amount determined by the Corporation's Compensation Committee based upon various factors including the Corporation's results of operations and financial condition and Mr. Costello's performance during the relevant period. In addition to such base salary and incentive compensation, Mr. Costello may receive commissions on sales to clients for which he is responsible pursuant to terms and conditions determined by the Corporation's Compensation Committee. In the event Mr. Costello's employment is terminated for cause, the Corporation will pay Mr. Costello the compensation and benefits due under his employment agreement through the date of such termination. Mr. Costello's employment agreement contains certain noncompetition and non-solicitation provisions which prohibit him from competing with the Corporation during his employment by the Corporation and for a period of one year after termination of his employment.

         The Corporation has agreed to maintain one or more life insurance policies on the life of Mr. Costello in an aggregate amount sufficient to pay Mr. Costello's widow approximately $43,000 per year for 15 years in the event that he dies prior to his retirement. No such benefit will be paid in the event that Mr. Costello dies after his retirement. In addition, upon Mr. Costello's retirement on or after his sixty-fifth birthday, the Corporation will pay him an amount calculated to be equal to the maximum loan available from such insurance policy which will not cause the insurance policy to lapse prior to his life expectancy. Thereafter, such amount shall be recalculated on an annual basis and the Corporation will pay Mr. Costello any increase in such amount. Additionally, the Corporation maintains a Key Man life insurance policy on Mr. Costello in the amount of $750,000 for the benefit of the Corporation.

         See "Executive Compensation--Stock Option Grants in Last Fiscal Year" for a discussion of options granted to Mr. Costello in 1998.

         Effective January 1, 1999, the Corporation's founder and chairman, Richard C. Schilg, resigned his position with the Corporation. In lieu of any other separation payments that may have been required, the Corporation agreed to acquire 500,000 shares at $5 per share, the fair market value, from Mr. Schilg. The shares were acquired on February 11, 1999 for a cash payment of $800,000 and two notes bearing interest at 5.75%. One note in the amount of $700,000 is due upon demand with a final due date of February 19, 2000. The second note in the amount of $1,000,000 is also due February 19, 2000.

         The following Compensation Committee Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                        REPORT OF COMPENSATION COMMITTEE


THE COMPENSATION COMMITTEE

         The Compensation Committee consisted of Messrs. Dugan and Johnston and Ms. Faulkner in fiscal 1998.


COMPENSATION POLICIES

         The Corporation's compensation program is designed to attract and retain highly qualified executive officers and managers and to motivate them to maximize the Corporation's earnings and shareholder returns. The Corporation's executive and key personnel compensation consists of two principal components:
(i) cash compensation, consisting of a base salary and, in certain cases, commissions on sales to clients and/or a bonus which is based upon the Corporation's operating performance, and (ii) stock options. Stock options are intended to encourage key employees to remain employed by the Corporation by providing them with a long-term interest in the Corporation's overall performance as reflected by the performance of the market for the Corporation's Common Stock.

         The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO"), is established annually by the CEO in consultation with the Compensation Committee, subject to the provisions of any applicable employment agreements. See "Executive Compensation--Employment Agreements." In establishing the compensation of executive officers, various factors are considered, including the executive officer's individual scope of responsibilities, the quality of his or her performance in discharging those responsibilities and the financial performance of the Corporation as a whole.


CEO COMPENSATION

         The CEO's minimum annual base salary has been established pursuant to an employment agreement which was executed on December 13, 1996. In fiscal 1998, the CEO's potential compensation included base salary, a bonus and stock option awards which were determined by the Board of Directors based upon its perception of the individual performance of the CEO and the performance of the Corporation as a whole. However, no bonus was paid for 1998. No particular weight was given by the Board of Directors to any particular factor in its evaluation of each component of the CEO's compensation for fiscal 1998. In 1999, the CEO's base salary will be as set forth in his employment agreement (see "Executive Officers--Employment Agreements") and his bonus and commissions, if any, will be determined by the Compensation Committee based upon the foregoing factors.

         The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) ("Section 162(m)") which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Corporation intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. The 1996 Incentive Stock Plan, as defined and described in this Proxy Statement, is intended to qualify under Section 162(m).

                                          THE COMPENSATION COMMITTEE

                                              William W. Johnston
                                              Charles F. Dugan II
                                              Crystal Faulkner

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Corporation's Common Stock from December 10, 1996 (the date the Corporation became a public company), until December 31, 1998, with the cumulative total return of (a) the Nasdaq Stock Market-US Index and (b) the S&P SmallCap 600 Services (Commercial and Consumer) Index. The graph assumes the investment of $100 in the Corporation's Common Stock, the Nasdaq Stock Market-US Index and the S&P SmallCap 600 Services (Commercial and Consumer) Index. The initial public offering price of the Corporation's Common Stock was $12.00 per share and the closing price of the shares on the first day of trading was $12.25. In fiscal 1997, the Corporation compared it's return to that of the S&P MidCap Commercial Services Composite Index. The Corporation has changed to the S&P SmallCap 600 Services (Commercial and Consumer) Index to more accurately reflect it's peer group size. If $100 was invested in the S&P MidCap Commercial Services Composite Index on December 10, 1996, it would have been worth $100.11 on December 31, 1996, $132.40 on December 31, 1997, and $151.50 on December 31, 1998.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
            AMONG THE CORPORATION, THE NASDAQ STOCK MARKET - US INDEX
        AND THE S&P SMALLCAP 600 SERVICES (COMMERCIAL AND CONSUMER) INDEX


                              DECEMBER 10,    DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                 1996            1996            1997             1998
TEAM AMERICA                      100            94.79           87.50            47.92
CORPORATION

NASDAQ STOCK MARKET U.S.          100            98.38          120.70           169.67
INDEX

S&P SMALLCAP 600                  100            96.06          128.74           144.98
SERVICES (COMMERCIAL AND
CONSUMER) INDEX


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Costello is President and Chief Executive Officer of the Corporation. Messrs. Johnston and Dugan are Chairman and Secretary of the Corporation, respectfully. Messrs. Nickerson and McCurdy are Executive Vice Presidents of the Corporation and Presidents of wholly-owned subsidiaries of the Corporation. Ms. Faulkner and Mr. Swartz are not employees of the Corporation. Mr. Nickerson was paid as an employee of the subsidiary until August 1, 1998 and since that date has been a paid consultant to the Corporation. During fiscal 1998, Messrs. Johnston and Dugan received fees for legal services provided to the Corporation in the amounts of $176,642 and $5,271, respectively. Ms. Faulkner's firm received fees of $29,087 for tax accounting and consulting services in 1998.

         Each of Messrs. Johnston and Dugan have entered into a standard client agreement with the Corporation pursuant to which each of them is both a client and a worksite employee of the Corporation. Entities in which Mr. Nickerson or Mr. McCurdy have a controlling ownership position are clients of subsidiaries of the Corporation. The Corporation has provided, and expects to continue to provide, professional employer organization services to such individuals or entities upon terms and conditions no more favorable than those generally provided to the Corporation's other clients.

TRANSACTIONS BETWEEN EXECUTIVE OFFICERS AND THE CORPORATION

         Effective November 1, 1997, the Corporation acquired Aspen Consulting Group, Inc. which was owned by Messrs. Byron and Terry McCurdy. A subsidiary of the Corporation entered into a lease for office space in Twin Falls, Idaho with an entity controlled by the McCurdy's. Rent paid for the office space was $82,573 in 1998. That subsidiary also purchases copier maintenance services, supplies and office supplies from a business controlled by Mr. McCurdy. Such purchases amounted to $15,939 in 1998. In 1998, the Corporation paid $50,000 to a law firm in which Mr. Nickerson is a partner.

                              CERTAIN TRANSACTIONS

         For a discussion of certain business relationships and transactions between the Corporation and each of Messrs. Johnston, Dugan and Cash and Ms. Faulkner, see "Compensation Committee Interlocks and Insider Participation."

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Corporation's Directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of shares of Common Stock of the Corporation with the Securities and Exchange Commission. Executive officers, Directors and greater than ten percent shareholders are required to furnish the Corporation with copies of all such forms they file.

         To the Corporation's knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, Directors and greater than ten-percent shareholders were complied with in fiscal 1998, except for two late filings.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has acted as independent certified public accountants of the Corporation for fiscal 1998. Arthur Andersen LLP is expected to have a representative present at the Annual Meeting who may make a statement, if desired, and will be available to answer appropriate questions.

                              SHAREHOLDER PROPOSALS

         In order for shareholder proposals to be considered for presentation at the 2000 Annual Meeting of Shareholders, such proposals must be received by the Corporation at its principal executive offices not later than December 31, 1999. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation to the Corporation's 2000 Annual Meeting of Shareholders will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Corporation after April 12, 2000.

         The Corporation's Amended and Restated Regulations (the "Regulations") provide that shareholder nominations for election as Directors may be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of Director nomination must be delivered to or mailed and received by the Secretary of the Corporation at 110 East Wilson Bridge Road, Worthington, Ohio 43085 not less than 60 or more than 90 days prior to the Corporation's Annual Meeting; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Corporation's Annual Meeting will generally be held in May of each year. A shareholder's notice of Director nominations must contain certain information required by the Regulations and must be accompanied by the written consent of each proposed nominee to serve as a Director of the Corporation, if elected. Copies of the Regulations are available upon request made to the Secretary of the Corporation at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Corporation's proxy materials for a meeting of shareholders.

                                  OTHER MATTERS

         As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the best interest of the Corporation.

         Shareholders are urged to forward their proxies without delay. A prompt response will be greatly appreciated.

                                      By Order of the Board of Directors

                                      William W. Johnston
                                      Chairman of the Board of Directors

April 15, 1999

                            TEAM AMERICA CORPORATION
              110 EAST WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085

         --------------------------------------------------------------

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 25, 1999

         The undersigned shareholder of TEAM America Corporation (the "Company") hereby appoints Kevin T. Costello and Michael R. Goodrich, or either one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Clarion Hotel, located at 7007 North High Street, Worthington, Ohio, on Tuesday, May 25, 1999, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

1. ELECTION OF WILLIAM W. JOHNSTON, BYRON G. MCCURDY, S. CASH NICKERSON, AND M. R. SWARTZ AS CLASS I DIRECTORS.

                 [ ]  FOR
                 [ ]  WITHHOLD AUTHORITY FOR EACH NOMINEE

         (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT
         NOMINEE'S NAME HERE:                                                  .
                             --------------------------------------------------

2. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                   (Continued and to be signed on other side.)


                          (Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 15, 1999, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                    Dated:                             , 1999
                                          -----------------------------


                                    --------------------------------------------
                                                    (Signature)


                                    --------------------------------------------
                                                    (Signature)


                                    SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                    PRINTED ON THIS PROXY. IF SHARES ARE
                                    REGISTERED IN TWO NAMES, BOTH SHAREHOLDERS
                                    SHOULD SIGN THIS PROXY. IF SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                    SUCH.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS